UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2005
THE BISYS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31254	13-3532663
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
90 Park Avenue, New York, New York 10016
(Address of principal executive offices)
(212) 907-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (917 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 10, 2005, the Compensation Committee of the Board of Directors of The BISYS Group, Inc. (the “Company”) authorized the payment of discretionary annual incentive compensation awards in respect of the fiscal year ended June 30, 2005. The awards were determined based on the Company’s and each executive’s performance as measured against performance goals and target bonus amounts established in 2004. The annual incentive compensation awards to each of the Company’s executive officers that the Company has determined will be named in the summary compensation table in the Company’s 2005 Proxy Statement (the “Named Executive Officers”) are set forth on Exhibit 10.1 hereto and incorporated by reference herein.
On August 12, 2005, the Company entered into a Separation Agreement and General Release with James L. Fox in connection with his resignation as Executive Vice President and Chief Financial Officer of the Company, effective August 15, 2005. The agreement provides that Mr. Fox’s last day of employment with the Company will be the earlier of (a) the date on which he commences alternate employment; and (b) October 2, 2005 (which may be extended by the Company to a date not later than December 31, 2005). For the remainder of his employment, Mr. Fox will be working at the direction of the Company’s Chief Executive Officer to assist in the orderly transition of his alternative investment services and corporate finance responsibilities. In connection with the separation and continued assistance during the transition period, Mr. Fox will be paid (i) his current base salary for the remainder of his employment in accordance with the Company’s normal payroll procedures, (ii) an amount equal to $699,100 as contemplated by the Key Executive Separation Agreement previously entered into between the Company and Mr. Fox, (iii) an additional amount equal to $198,750 in consideration for Mr. Fox’s assistance in the orderly transition of his responsibilities, and (iv) his annual incentive compensation award in respect of the fiscal year ended June 30, 2005. The foregoing description of the Separation Agreement and General Release does not purport to be complete and is qualified in its entirety by reference to the text of the actual agreement, which is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.
The Company appointed Bruce D. Dalziel as Executive Vice President and Chief Financial Officer of the Company, effective August 15, 2005. Mr. Dalziel has entered into a Key Executive Separation Agreement on the same terms as the Company’s other executive officers (other than the Chief Executive Officer), which is attached as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
On August 12, 2005, the Company entered into a Separation Agreement and General Release with James L. Fox, former Executive Vice President and Chief Financial Officer of the Company. The agreement is described in Item 1.01 of this report and is in full satisfaction of and terminates the Key Executive Separation Agreement previously entered into between the Company and Mr. Fox.
Item 2.02. Results of Operations and Financial Condition.
The Press Release described in Item 5.02 below also includes a business update for the Company’s fourth quarter ended June 30, 2005. A copy of the Press Release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference in its entirety.
This information is furnished pursuant to Item 2.02 of Form 8-K. The information furnished under this Item 2.02 shall not be treated as filed for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless and except as specifically incorporated therein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 15, 2005, James L. Fox resigned as Executive Vice President and Chief Financial Officer of the Company.
The Company appointed Bruce D. Dalziel as Executive Vice President and Chief Financial Officer of the Company, effective August 15, 2005. Mr. Dalziel, 47, served as Chief Financial Officer of DoubleClick Inc. from October 2001 to July 2005. He previously served in a number of other senior management positions at DoubleClick, including as acting Chief Financial Officer from August 2001 to October 2001, Vice President of Finance and Operations, Technology, Data and Research from January 2001 to August 2001, and Vice President of Financial Planning and Analysis from September 2000 to January 2001. From September 1986 until joining DoubleClick in 2000, Mr. Dalziel served in a variety of roles at Prudential Insurance Company of America, including Vice President of Financial Planning and Analysis, Chief Financial Officer for International Insurance and Portfolio Manager. Mr. Dalziel does not have an employment agreement with the Company, but has entered into a Key Executive Separation Agreement on the same terms as the Company’s other executive officers (other than the Chief Executive Officer), which is attached as an exhibit to this Form 8-K and is incorporated herein by reference. A copy of the Press Release announcing Mr. Fox’s resignation and Mr. Dalziel’s appointment is attached as an exhibit to this Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
Exhibits:

10.1	Annual Incentive Awards for Named Executive Officers.

10.2	Separation Agreement and General Release, dated August 12, 2005, by and between the Company and James L. Fox.

10.3	Form of Executive Separation Agreement entered into between the Company and its named officers (other than the Chief Executive Officer).

99.1	Press Release, dated August 15, 2005.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BISYS GROUP, INC.

	By:	/s/ Edward S. Forman

Edward S. Forman
Senior Vice President, Acting General Counsel and Secretary

Date: August 15, 2005

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